Don F. Kremer

Vice President

Human Resources

10001 Six Pines Drive

Room 8026

The Woodlands, TX

77380-1498

P.O. Box 4910

The Woodlands, TX

77387-4910

832-813-4347

Fax: 832-813-4555

kremedf@cpchem.com

www.cpchem.com

February 8, 2006

Raymond I. Wilcox

Dear Ray:

The terms of this offer are conditioned upon approval by Chevron Phillips Chemical’s Compensation Committee of its Board of Directors.

I am pleased to present you with the following offer of employment with Chevron Phillips Chemical Company LP (“CPChem”):

Position:                President and Chief Executive Officer

Location:               The Woodlands, TX

Grade:                     99

Salary:                    $525,000/annually

Start Date:             April 1, 2006

This offer includes relocation benefits under CPChem’s Metro Move Policy, a copy of which will be provided under separate cover.

Employment as a Grade 99 allows your participation in the Annual Incentive Plan (AIP) and Long Term Incentive Plan (LTIP) of CPChem.

Your current target percentage for AIP is 80% of your base salary. Actual AIP awards can increase or decrease based on company and individual performance. If you accept our offer and begin work April 1, 2006, you will be eligible for a prorated AIP award generally paid in early 2007.

Your current target grant for future awards under LTIP is 250% of your base salary. You will receive a full 2006 LTIP grant, which would normally be awarded in early 2009.

This offer includes six weeks (240 hours) of vacation per year.  This allotment is based on a Vacation Eligibility Date of May 6, 1968.

During your employment with the Company, you shall be eligible to participate in each of the Company’s existing executive and employee benefit plans, as they may be amended from time to time, and any plans the Company may establish during your period of employment for which your current salary grade makes you eligible. Full details of our benefit plans are available at http://www.benefitium.com.

The Company may terminate your employment for any reason hereunder without Cause at any time after providing thirty (30) days written notice to you, or you may terminate employment at any time after providing thirty (30) days written notice to the Company.  In the event your employment is involuntarily terminated by the Company within three years of the Start Date, other than for Cause, you shall be entitled to a special Termination Bonus.  The Termination Bonus shall be the lesser of either (i) two year’s base salary plus two year’s AIP award at target or (ii) two year’s base salary plus two year’s AIP award at target prorated by dividing by thirty-six (36) the number of full months from the date of termination until the thirty-sixth month following date of hire.

Your employment with CPChem is expected to begin on April 1, 2006, subject to your signing this letter and the attached Job Offer Addendum (which describes some of the requirements necessary for you to begin employment).  To accept this offer, please mail this letter and the Job Offer Addendum to me at the address below.

Please feel free to contact me if you have any questions or need additional information. We look forward to you joining CPChem.

Sincerely,

/s/ Don F. Kremer

Don F. Kremer

Vice President Human Resources
Chevron Phillips Chemical LP
10001 Six Pines Drive
The Woodlands, TX 77380

Check One:

           I accept the position.                  I decline this position.

/s/ Raymond I. Wilcox
Signature

02/09/06
Date

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JOB OFFER ADDENDUM

THIS DOCUMENT IS A JOB OFFER ADDENDUM COVERING CERTAIN CONDITIONS OF YOUR EMPLOYMENT.   THE CONTENT OF THIS JOB OFFER ADDENDUM IS IMPORTANT AND SHOULD BE REVIEWED THOROUGHLY.  THE CONDITIONS OF EMPLOYMENT ARE AS FOLLOWS.

(1)           UNDER THE PROVISIONS OF THE IMMIGRATION REFORM AND CONTROL ACT OF 1986, THE COMPANY IS REQUIRED TO HAVE CERTAIN VERIFICATION INDICATING YOU ARE A U.S. CITIZEN OR LEGAL ALIEN.  TO COMPLY WITH THE REGULATIONS THAT ARE ASSOCIATED WITH THE ACT, YOU MUST PRESENT CERTAIN DOCUMENTATION TO THE COMPANY.   ATTACHED IS A LISTING OF AUTHORIZED DOCUMENTATION THAT CAN BE ACCEPTED.  UPON REPORTING TO WORK, THE COMPANY WILL ASK YOU TO PRESENT ONE DOCUMENT FROM EITHER LIST A OR FROM LIST B AND ONE DOCUMENT FROM LIST C.  IF YOU ARE UNABLE TO PROVIDE THESE DOCUMENTS WITHIN THREE WORKING DAYS, YOU MUST PROVIDE A RECEIPT SHOWING APPLICATION FOR THE PROPER DOCUMENTS WITHIN THE SAME THREE WORKING DAYS.  IF YOU CANNOT PROVIDE THE DOCUMENTS WITHIN NINETY DAYS AFTER DATE OF HIRE, BY LAW WE CANNOT CONTINUE YOUR EMPLOYMENT.

(2)           FOR BENEFIT PURPOSES, PRESENTATION OF YOUR BIRTH CERTIFICATE (ORIGINAL OR CERTIFIED COPY) AND YOUR SOCIAL SECURITY CARD ARE REQUIRED WHEN YOU REPORT TO WORK.  IT IS ALSO RECOMMENDED YOU BRING SOCIAL SECURITY NUMBERS AND BIRTHDATES OF YOUR DEPENDENTS AND BENEFICIARIES FOR MEDICAL, DENTAL AND OTHER INSURANCE BENEFITS.  IF YOU ARE BEING EMPLOYED BASED IN PART ON YOUR COLLEGE DEGREE, YOU WILL ALSO BE REQUIRED TO PROVIDE A FINAL COLLEGE TRANSCRIPT THAT DAY OR AS SOON AS PRACTICAL.

(3)           THE COMPANY HAS IMPLEMENTED CERTAIN POLICIES AND WORK RULES WITH WHICH YOU AND OTHER EMPLOYEES ARE EXPECTED TO COMPLY.  THESE POLICIES ARE IN PLACE FOR THE WELFARE OF OUR WORKFORCE.  IN THIS REGARD, YOU ARE ADVISED THAT THE COMPANY HAS ADOPTED A NO-SMOKING POLICY.  SMOKING IS PROHIBITED IN ALL ENCLOSED WORK AREAS.  ALSO, BECAUSE OF THE CRITICAL NEED FOR SAFETY IN THE CHEMICAL INDUSTRY, THE COMPANY HAS A DRUG OR SUBSTANCE POLICY RELATING TO PROHIBITED UNAUTHORIZED, ILLEGAL OR CONTROLLED DRUGS, ALCOHOL, CHEMICALS AND SUBSTANCES IN THE WORKFORCE WHICH YOU WILL BE EXPECTED TO ACKNOWLEDGE AND ABIDE BY WHILE AN EMPLOYEE.  IN ESSENCE, THE COMPANY IS COMMITTED TO MAINTAINING A DRUG OR SUBSTANCE-FREE WORKFORCE.  (YOUR HUMAN RESOURCES REPRESENTATIVE CAN PROVIDE YOU WITH THE SPECIFICS OF THESE POLICIES.)

(4)           YOUR EMPLOYMENT IS CONTINGENT UPON YOUR SATISFACTORY COMPLETION OF A DRUG AND ALCOHOL (“SUBSTANCE”) SCREENING STANDARDS.  YOU WILL BE NOTIFIED WHEN MEDICAL CLEARANCE HAS BEEN RECEIVED.  IF APPLICABLE, IT IS RECOMMENDED THAT YOU WAIT TO DISCUSS YOUR DECISION CONCERNING THE COMPANY’S CONDITIONAL OFFER OF EMPLOYMENT AND WAIT TO GIVE NOTICE OF YOUR RESIGNATION TO YOUR PRESENT EMPLOYER UNTIL THE COMPANY HAS NOTIFIED YOU OF YOUR CLEARANCE.

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(5)           AS PART OF ITS EMPLOYMENT SCREENING AND SELECTION PROCEDURES, THE COMPANY REQUIRES A BACKGROUND INVESTIGATION AND A CHECK OF REFERENCES BE CONDUCTED.  THE OBJECTIVES OF THE INVESTIGATION ARE TO VERIFY INFORMATION PROVIDED DURING THE APPLICATION PROCESS, INVESTIGATE REFERENCES, AND TO IDENTIFY ANY FACTORS THAT MIGHT BE INCONSISTENT WITH THE COMPANY’S EMPLOYMENT REQUIREMENTS.  YOUR EMPLOYMENT IS CONTINGENT ON A SATISFACTORY BACKGROUND INVESTIGATION AND CHECK OF REFERENCES.

(6)           UPON REPORTING TO WORK YOU WILL BE REQUIRED TO SIGN AN AGREEMENT IN RESPECT TO CONFIDENTIALITY COVERING INVENTIONS, PATENTS, AND PROPRIETARY KNOWLEDGE.

(7)           THE COMPANY IS AN AT-WILL EMPLOYER.  AS SUCH, YOUR EMPLOYMENT WITH THE COMPANY IS ON AN EMPLOYMENT AT-WILL BASIS.

I ACKNOWLEDGE HAVING READ THIS JOB OFFER ADDENDUM AND UNDERSTAND AND AGREE TO THE STATUS OF MY EMPLOYMENT AND THESE CONDITIONS OF EMPLOYMENT.  I FURTHER UNDERSTAND AND AGREE THAT NOTHING CONTAINED IN THIS JOB OFFER ADDENDUM CAN BE CHANGED, MODIFIED, WAIVED OR TERMINATED UNLESS AGREED TO IN WRITING BY A DULY AUTHORIZED REPRESENTATIVE OF THE COMPANY.

SIGNED:	/s/ Raymond I. Wilcox	DATE:	02/09/06

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